Exhibit 99.1

Press Release

For Release at 8:30 am EST

Gastar Exploration Announces Pricing of Common Share Private Offering

HOUSTON, TX (November 14, 2006). Gastar Exploration, Ltd. (AMEX: GST and TSX: YGA) announced today that it has priced a private placement of 25,000,000 of its common shares at USD $2.00 per share. The shares are to be sold to institutional accredited investors in the United States, including Chesapeake Energy Corporation. The placement is expected to close on or about November 17, 2006, subject to receipt of applicable regulatory approvals.

Chesapeake Energy Corporation subscribed for its shares pursuant to its preferential contractual right to acquire additional shares offered by Gastar following their initial investment in November 2005. After the offering, Chesapeake Energy Corporation is expected to own approximately 16.6% of the outstanding common shares of Gastar.

Net proceeds from this placement, estimated at USD $47.9 million after deducting placement fees and estimated expenses, will be used to fund Gastar’s drilling programs in East Texas, Wyoming and Southeastern Australia and for general corporate purposes.

THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS.

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining select higher risk, deep natural gas exploration prospects with low-risk CBM development. The Company owns and controls exploration and development acreage in the Deep Bossier gas play of East Texas and in the Appalachian Basin. Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million gross acres controlled by Gastar and its Joint Development partners in Australia’s Gunnedah Basin (PEL 238) and Gippsland Basin (EL 4416) located in New South Wales and Victoria, respectively.

Safe Harbor Statement and Disclaimer:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company’s Annual Report on Form 10-K, as filed on March 31, 2006 with the United States Securities and Exchange Commission at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

The American Stock Exchange and Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

Contact Information:

Gastar Exploration, Ltd.

1331 Lamar, Suite 1080

Houston, TX 77010

(713) 739-1800

(713) 739-0458 FAX

Attention J. Russell Porter

E-Mail: rporter@gastar.com

Web Site: www.gastar.com